Exhibit 16.1

June 17, 2016

U.S. Securities and Exchange Commission
Office of the Chief Accountant	Audit • Tax • Advisory
100 F Street, NE
Washington, DC 20549	Grant Thornton LLP
515 South Flower Street, 7th Floor
Los Angeles, CA 90071-2201

T 213.627.1717
F 213.624.6793 www.GrantThornton.com

Re:  The Trade Desk, Inc.

Dear Sir or Madam:

We have read the section entitled Changes in Accountants of the Form S-1 of The Trade Desk, Inc. dated June 17, 2016, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd